UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2012

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2012 annual meeting of stockholders of the Company (the “2012 Annual Meeting”) was held on June 15, 2012. At the 2012 Annual Meeting, the holders of 5,903,486 shares of the Company’s common stock were represented in person or by proxy, thereby constituting a quorum.

Set forth below are the voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2012 Annual Meeting.

Proposal 1. The stockholders of the Company elected Thomas L. Wegman and Dr. Paul Gitman to the Board of Directors, each to serve until the 2015 annual meeting of stockholders or until such person resigns, is removed, or otherwise leaves office. The votes were cast as follows:

Director Name	For	Withheld	Broker Non-Votes
Thomas L. Wegman	3,530,600	787,856	1,585,030
Dr. Paul Gitman	2,481,929	1,836,527	1,585,030

Proposal 2. The stockholders of the Company ratified the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
5,865,430	37,802	254	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2012	BIOSPECIFICS TECHNOLOGIES CORP.
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(Registrant)

/s/ Thomas L. Wegman
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Thomas L. Wegman
President